As filed with the Securities and Exchange Commission on November 4, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

QUINTILES TRANSNATIONAL HOLDINGS INC.

(Exact name of registrant as specified in its charter)

North Carolina	26-0414014
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4820 Emperor Blvd.

Durham, North Carolina 27703

(919) 998-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas H. Pike, Chief Executive Officer

James H. Erlinger III, Executive Vice President, General Counsel and Secretary

Quintiles Transnational Holdings Inc.

4820 Emperor Blvd.

Durham, North Carolina 27703

(919) 998-2000

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gerald Roach, Esq.

Amy Batten, Esq.

Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.

150 Fayetteville Street, Suite 2300

Raleigh, NC 27601

Telephone: (919) 821-1220

Facsimile: (919) 821-6800

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value per share	(1)	(1)	(1)	$0(2)

(1)	Omitted pursuant to General Instructions II.E. of Form S-3. An indeterminate amount of securities are being registered as may from time to time be issued at indeterminate prices.
(2)	In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.

PROSPECTUS

QUINTILES TRANSNATIONAL HOLDINGS INC.

Common Stock

We may offer and sell shares of our common stock from time to time in amounts, at prices and on terms that will be determined at the time of the offering. The selling shareholders to be named in a prospectus supplement may also offer and sell shares of our common stock from time to time in one or more offerings. We will not receive any of the proceeds from the sale of our common stock by selling shareholders.

This prospectus describes the general manner in which the shares of our common stock may be offered and sold. The specific manner in which shares of common stock may be offered and sold will be described in a supplement to this prospectus. In the case of an offering by selling shareholders, information about the selling shareholders, including the relationship between the selling shareholders and us, will also be included in the applicable prospectus supplement.

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our common stock.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 1 to read about factors you should consider before buying our common stock.

Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “Q.” On October 31, 2014, the last reported sale price of our common stock on the NYSE was $58.54 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 4, 2014.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined under Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. By using a shelf registration statement, we and/or the selling shareholders to be named in a supplement to this prospectus may, from time to time, sell shares of our common stock in one or more offerings. Each time that we and/or the selling shareholders sell securities under this shelf registration statement, we will provide a prospectus supplement that will contain specific information about the terms of that offering. A prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering, including information about the selling shareholders. If there is any inconsistency between the information in this prospectus and an applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement or free writing prospectus we file with the SEC, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any applicable free writing prospectus we file with the SEC. Neither we nor the selling shareholders have authorized anyone to provide you with additional or different information. If anyone provides you with additional or different information, you should not rely on it. Neither we nor the selling shareholders will make an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of such documents. Our business, financial condition, results of operations and prospects may have changed since that date.

In this prospectus, unless otherwise stated or the context otherwise requires, references to “Quintiles,” “we,” “us,” “our,” or similar references mean Quintiles Transnational Holdings Inc. and its subsidiaries on a consolidated basis. References to “Quintiles Holdings” refer to Quintiles Transnational Holdings Inc. on an unconsolidated basis. References to “Quintiles Transnational” refer to Quintiles Transnational Corp., Quintiles Holdings’ wholly-owned subsidiary through which we conduct our operations.

In this prospectus, unless otherwise stated or the context otherwise requires, references to the “Shareholders Agreement” refers to the January 2008 agreement, as amended, we entered into in connection with a shareholder reorganization that resulted in our ownership by our founder, Dennis B. Gillings, CBE, Ph.D. (and his affiliates), investment funds associated with Bain Capital Investors, LLC, or Bain Capital, affiliates of TPG Global, LLC, collectively, TPG, affiliates of 3i Corporation, or 3i, certain other shareholders who participated in the going private transaction (including an affiliate of Temasek Holdings (Private) Limited), and various members of our management. “Sponsor” refers to each of the private investment firms of Bain Capital, TPG, and 3i, together with any of their respective affiliates who own our shares. Following the completion of our initial public offering, the parties to the Shareholders Agreement consist of Dr. Gillings (and his affiliates) and the Sponsors.

Quintiles® is our principal registered trademark. This prospectus also includes or incorporates by reference other trademarks and service marks, and those trademarks and service marks are the property of their respective owners.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties described in “Risk Factors” and elsewhere in our most recently filed Annual Report on Form 10-K and in any subsequent filings, which are incorporated by reference in this prospectus. The prospectus supplement relating to a particular offering of common stock may also discuss certain risks of investing in that offering. The occurrence of any of such risks may materially and adversely affect our business, financial condition, results of operations and future prospects. In such an event, the market price of our common stock could decline, and you could lose part or all of your investment.

FORWARD-LOOKING STATEMENTS

Certain statements regarding our future performance that are contained or incorporated by reference in this prospectus or any prospectus supplement constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements may relate to, among other things, our current expectations and anticipated results of operations, all of which are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, market trends, or industry results to differ materially from those expressed or implied by such forward-looking statements. Therefore, any statements contained or incorporated by reference herein that are not statements of historical fact may be forward-looking statements and should be evaluated as such. Without limiting the foregoing, the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “should,” “targets,” “will” and the negative thereof and similar words and expressions are intended to identify forward-looking statements. We assume no obligation to update any such forward-looking information to reflect actual results or changes in the factors affecting such forward-looking information.

We caution you that any such forward-looking statements are further qualified by important factors that could cause our actual operating results to differ materially from those in the forward-looking statements, including without limitation, that most of our contracts may be terminated on short notice, and we may be unable to maintain large customer contracts or to enter into new contracts; our financial results may be adversely affected if we underprice our contracts, overrun our cost estimates or fail to receive approval for or experience delays in documenting change orders; the historical indications of the relationship of our backlog to revenues may not be indicative of their future relationship; we may be unable to maintain our information systems or effectively update them; customer or therapeutic concentration could harm our business; our business is subject to risks associated with international operations, including economic, political and other risks, such as compliance with a myriad of laws and regulations, complications from conducting clinical trials in multiple countries simultaneously and changes in exchange rates; the market for our services may not grow as we expect; government regulators or our customers may limit the scope of prescription or withdraw products from the market, and government regulators may impose new regulatory requirements or may adopt new regulations affecting the biopharmaceutical industry; we may be unable to successfully develop and market new services or enter new markets; our failure to perform services in accordance with contractual requirements, regulatory standards and ethical considerations may subject us to significant costs or liability, which could also damage our reputation and cause us to lose existing business or not receive new business; our services are related to treatment of human patients, and we could face liability if a patient is harmed; we may be unable to successfully identify, acquire and integrate businesses, services and technologies; and we have substantial indebtedness and may incur additional indebtedness in the future, which could adversely affect our financial condition. For a further discussion of the risks relating to our business, see “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as amended, or our 2013 Form 10-K, which is incorporated by reference in this prospectus and in the “Risk Factors” section in the applicable prospectus supplement.

THE COMPANY

We are the world’s largest provider of biopharmaceutical development services and commercial outsourcing services. We are positioned at the intersection of business services and healthcare and generated $3.8 billion of service revenues in 2013, conduct business in approximately 100 countries and have more than 32,000 employees. We use the breadth and depth of our service offerings, our global footprint and our therapeutic, scientific and analytics expertise to help our biopharmaceutical customers, as well as other healthcare customers, navigate an increasingly complex healthcare environment as they seek to improve efficiency and effectiveness in the delivery of better healthcare outcomes.

Our principal executive offices are located at 4820 Emperor Blvd., Durham, North Carolina 27703. Our telephone number at that address is (919) 998-2000. Our common stock is currently traded on the NYSE under the stock symbol “Q.”

USE OF PROCEEDS

Unless otherwise specified in connection with a particular offering of securities, we will use the net proceeds from the sale of our common stock offered by this prospectus for general corporate purposes. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of our common stock by any selling shareholders.

SELLING SHAREHOLDERS

Selling shareholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, common shares in various private transactions. Such selling shareholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledgees, donees or successors, all of whom we refer to as “selling shareholders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.

The applicable prospectus supplement will set forth the name of each participating selling shareholder and the number of common shares beneficially owned by such selling shareholder prior to the offering covered by such prospectus supplement, the number of common shares owned by such selling shareholder that are offered for the selling shareholder’s account in the prospectus supplement and the amount and (if more than one percent) the percentage of our common shares to be owned by such selling shareholder after completion of the offering. The applicable prospectus supplement will also disclose whether any of the participating selling shareholders has held any position or office with, has been employed by or otherwise has had a material relationship with us or any of our predecessors or affiliates during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION

We or any of the selling shareholders may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each time that we or any of the selling shareholders sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including (1) the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them; (2) if a fixed price offering, the public offering price of the securities and the proceeds to us and/or the selling shareholders; (3) any options under which underwriters may purchase additional securities; (4) any underwriting discounts or commissions or agency fees and other items constituting underwriters’ or agents’ compensation; (5) terms and conditions of the offering and (6) any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, the selling shareholders, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We and the selling shareholders may each or both enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Our common stock is listed on the NYSE. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

DESCRIPTION OF CAPITAL STOCK

The following are descriptions of our capital stock and material provisions of our amended and restated articles of incorporation and amended and restated bylaws. These descriptions are summaries and are qualified by reference to our amended and restated articles of incorporation and amended and restated bylaws, as well as the Shareholders Agreement, which includes certain other provisions that materially impact the rights of our shareholders, including voting provisions.

Authorized Capital

Our authorized capital stock consists of 300,000,000 shares of common stock, par value $0.01 per share, and 1,000,000 shares of preferred stock, par value $0.01 per share, all of which preferred stock is undesignated. As of October 31, 2014, we had 127,852,205 shares of common stock outstanding and approximately 51 shareholders of record.

Common Stock

Voting Rights

Holders of our common stock are entitled to one vote for each share held, and are entitled to vote together as a class, on all matters submitted to a vote of shareholders. Except for the election of directors, if a quorum is present, action on a matter is approved if the votes cast favoring the action exceed the votes cast against the action, unless the vote of a greater number is required by the North Carolina Business Corporation Act, or the NCBCA, our amended and restated articles of incorporation or our amended and restated bylaws. The election of directors is determined by a plurality of the votes cast in respect of the shares present in person or represented by proxy at the meeting and entitled to vote, meaning that the nominees with the greatest number of votes cast, even if less than a majority, will be elected. Our common shareholders do not have cumulative voting rights.

Dividend Rights

Under the NCBCA, a corporation may not make any distribution (including dividends, whether in cash or other property, and redemptions or repurchases of its shares) if the distribution would result in either (1) the corporation being unable to pay its debts when they become due or (2) the corporation’s assets being less than the sum of its liabilities plus any preferential liquidation rights of shareholders. For purposes of making this determination, the NCBCA permits a corporation’s board of directors to determine asset values based either on book values or on a fair valuation or other method that is reasonable in the circumstances. Holders of common stock are entitled to receive proportionately any dividends when and as declared by our board of directors, or our Board, subject to any preferential dividend rights of outstanding preferred stock, based on the number of shares of common stock then held of record by such holder.

Liquidation Rights

In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive proportionately all assets available for distribution to shareholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Our outstanding shares are not subject to any redemption or sinking fund provisions, nor are they convertible into any other shares of our capital stock. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

Our amended and restated articles of incorporation grant broad authority to our Board to determine the designations, preferences, relative rights and powers, including voting powers (or qualifications, limitations or restrictions thereof), of classes or series of such preferred stock without shareholder approval. Our authorized preferred stock is available for issuance from time to time in one or more series at the discretion of our Board without shareholder approval. Our Board has the authority to prescribe for each series of preferred stock (1) the number of shares in that series, (2) the consideration for such shares in that series and (3) the designations, preferences, relative rights and powers, including voting powers, full or limited, or no voting power, of the shares in that series, or the qualifications, limitations or restrictions of the shares in that series.

Anti-Takeover Effects of Our Shareholders Agreement and Articles of Incorporation and Bylaws

Our amended and restated articles of incorporation and amended and restated bylaws contain certain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of our company. These provisions, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed, in part, to encourage persons seeking to acquire control of our company to negotiate first with our Board. We believe that the benefits of increased protection of our potential ability to negotiate more favorable terms with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire our company.

Authorized but Unissued Stock

Our amended and restated articles of incorporation authorize the issuance of a significant number of shares of common stock and preferred stock. A large quantity of authorized but unissued shares may deter potential takeover attempts because of the ability of our Board to authorize the issuance of some or all of these shares to a friendly party, or to the public, which would make it more difficult for a potential acquirer to obtain control of our company. This possibility may encourage persons seeking to acquire control of our company to negotiate first with our Board.

Our authorized but unissued shares of preferred stock could also have anti-takeover effects. Under certain circumstances, any or all of the preferred stock could be used as a method of discouraging, delaying or preventing a change in control or management of our company. For example, our Board could designate and issue a series of preferred stock in an amount that sufficiently increases the number of outstanding shares to overcome a vote by the holders of common stock, or with rights and preferences that include special voting rights to veto a change in control. The preferred stock could also be used in connection with the issuance of a shareholder rights plan, sometimes referred to as a “poison pill.” Our Board is able to implement a shareholder rights plan without further action by our shareholders.

Use of our preferred stock in the foregoing manner could delay or frustrate a merger, tender offer or proxy contest, the removal of incumbent directors or the assumption of control by shareholders, even if these actions would be beneficial to our shareholders. In addition, the existence of authorized but unissued shares of preferred stock could discourage bids for our company even if such bid represents a premium over our then-existing trading price.

No Written Consent of Shareholders

Our amended and restated articles of incorporation provide that shareholders may not act by written consent. As a result, any shareholder action is required to be taken at a duly called meeting of shareholders, which may make it more difficult for a potential acquirer to accomplish its objectives.

Requirements for Advance Notification of Shareholder Nominations and Proposals

Our amended and restated bylaws provide for advance notice procedures with respect to shareholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our Board or a committee of our Board or pursuant to the Shareholders Agreement. Pursuant to these provisions, to be timely, a shareholder’s notice must meet certain requirements with respect to its content and be received at our principal executive offices, addressed to the secretary of our company, within the following time periods:

•	In the case of an annual meeting, not earlier than the close of business on the 120th calendar day nor later than the close of business on the 90th calendar day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than 30 calendar days before or more than 60 calendar days after such anniversary date, to be timely, the shareholder notice must be received not earlier than the close of business on the later of the 120th calendar day prior to such annual meeting and not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 10th calendar day following the calendar day on which public announcement of the date of such meeting is first made; and

•	In the case of a nomination of a person or persons for the election to the Board at a special meeting of the shareholders called for the purpose of electing directors, not earlier than the close of business on the 120th calendar day prior to such special meeting and not later than the close of business on the later of the 90th calendar day prior to such special meeting or the 10th calendar day following the day on which public announcement is first made of the date of the special meeting.

These provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

No Cumulative Voting

Cumulative voting allows a shareholder to vote a portion or all of its shares for one or more candidates for seats on our Board. Without cumulative voting, a minority shareholder may not be able to gain as many seats on our Board as the shareholder would be able to gain if cumulative voting were permitted. The absence of cumulative voting makes it more difficult for a minority shareholder to gain a seat on our Board to influence our Board’s decision regarding a takeover. Under the NCBCA, by virtue of our date of incorporation and the fact that our amended and restated articles of incorporation do not give our shareholders the right to cumulate their votes, our shareholders are not entitled to cumulate their votes.

Shareholder Approval of Certain Business Combinations

North Carolina has two primary anti-takeover statutes, the Shareholder Protection Act and the Control Share Acquisition Act, which govern the shareholder approval required for certain business combinations. As permitted by the NCBCA, we have opted out of both these provisions. Accordingly, we are not subject to any anti-takeover effects of the North Carolina Shareholder Protection Act or Control Share Acquisition Act. Our amended and restated articles of incorporation, however, incorporate a provision substantially identical to Section 203 of the Delaware General Corporation Law, an antitakeover law applicable to Delaware corporations. In general, this provision prohibits us from engaging in a business combination, such as a merger, with a person or group owning 15% or more of our voting stock for a period of three years following the date the person became an interested shareholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested shareholder is approved in a prescribed manner. In addition, our amended and restated articles of incorporation provide that the parties to the Shareholders Agreement will not be deemed to be “interested shareholders,” regardless of the percentage of our voting stock owned by them, and accordingly will not be subject to such restrictions.

Election and Removal of Directors; Filling Vacancies

Our amended and restated articles of incorporation, our amended and restated bylaws and the Shareholders Agreement contain provisions that establish specific procedures for nominating, electing and removing members of our Board, including the advance notice requirements discussed above under “—Requirements for Advance Notification of Shareholder Nominations and Proposals.” In addition, see “Certain Relationships and Related Person Transactions” and “Directors, Executive Officers and Corporate Governance—Composition and Qualifications of Our Board of Directors” in our 2013 Form 10-K for additional information regarding our Shareholders Agreement.

Subject to the Shareholders Agreement, vacancies and newly created directorships on our Board may be filled only by a majority of the directors then serving on the Board. The Shareholders Agreement provides that a vacancy created by the death, disability, retirement or removal of a director nominated pursuant to its terms may be filled only by the party to the Shareholders Agreement that nominated such director. Upon the request of the party that nominated a director, the parties to the Shareholder Agreement have agreed to vote for the removal of such director. Our amended and restated articles of incorporation provide that, except as otherwise provided in the Shareholders Agreement, once the parties to the Shareholders Agreement cease to collectively own a majority of our outstanding shares, directors may only be removed for cause and by the holders of 75% of our total outstanding stock.

As a practical matter, the nomination and voting requirements of the Shareholders Agreement make it exceedingly difficult for a potential acquirer to replace our directors through a proxy contest.

Additionally, our amended and restated articles of incorporation divide our Board into three classes, with staggered three-year terms. As a result, only one class of directors is elected at each annual meeting of shareholders, with the other classes continuing for the remainder of their respective three-year terms. The classification of our Board and provisions described above may have the effect of delaying or preventing changes in our control or management.

Amendment of Bylaws

Our amended and restated bylaws may be altered, amended or repealed, or new bylaws may be adopted, by (1) a majority of the members of our Board or (2) the holders of a majority of our total outstanding shares entitled to vote, provided in the case of any special meeting of shareholders or directors, that the notice of such meeting must have stated that the amendment of our amended and restated bylaws was one of the purposes of the meeting. Our amended and restated bylaws may not be amended in any manner inconsistent with the Shareholders Agreement.

Once the parties to the Shareholders Agreement cease to collectively own a majority of our outstanding shares, our amended and restated bylaws may be altered, amended or repealed, or new bylaws may be adopted, by (1) a majority of the members of our Board or (2) the holders of 75% of our total outstanding shares entitled to vote, provided in the case of any special meeting of shareholders or directors, that the notice of such meeting must have stated that the amendment of our amended and restated bylaws was one of the purposes of the meeting. These provisions may have the effect of deferring, delaying or discouraging the removal of any anti-takeover defenses provided for in our amended and restated bylaws.

Amendment of Articles of Incorporation

Except as provided under the NCBCA and as discussed below, amendments to our amended and restated articles of incorporation must be proposed by our Board and approved by holders of a majority of our total outstanding shares entitled to vote.

Once the parties to the Shareholders Agreement cease to collectively own a majority of our outstanding shares, shareholder amendments to certain provisions of our amended and restated articles of incorporation, such as the classified board provision, require the approval of the holders of 75% of our total outstanding shares entitled to vote, provided in the case of any special meeting of shareholders, that the notice of such meeting must have stated that the amendment of our amended and restated articles of incorporation was one of the purposes of the meeting. These provisions may have the effect of deferring, delaying or discouraging the removal of any anti-takeover defenses provided for in our amended and restated articles of incorporation.

Power to Call Special Meetings of Shareholders

Our amended and restated articles of incorporation permit a special meeting of shareholders to be called by (1) a majority of the members of our Board; (2) the Chairman or Chief Executive Officer; or (3) for so long as the parties to the Shareholders Agreement collectively own a majority of our outstanding shares, by (a) any director nominated by Dr. Gillings, Bain Capital, TPG or 3i or (b) the holders of a majority of the outstanding shares of our common stock. These provisions may make a change in control of our business more difficult by delaying shareholder actions to elect directors until the next annual shareholder meeting.

Corporate Opportunities

Our amended and restated articles of incorporation provide that we renounce any interest or expectancy in the business opportunities of the Sponsors and their affiliates (other than our company and our subsidiaries) and all of their respective partners, principals, directors, officers, members, managers, managing directors and/or employees, and each such person will have no obligation to offer us those opportunities. This provision applies to a Sponsor (and affiliated parties) only for so long as a nominee to our Board designated by the Sponsor under the Shareholders Agreement continues to serve on the Board. Shareholders will be deemed to have notice of and consented to this provision of our amended and restated articles of incorporation.

North Carolina as Sole and Exclusive Forum

Our amended and restated bylaws provide that, to the fullest extent provided by law, the sole and exclusive forum for all litigation relating to our internal affairs is required to be a state or federal court located within North Carolina, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. As a result, any action brought by any of our shareholders with respect to any such matters, including without limitation (1) any derivative action or proceeding brought on behalf of our company, (2) any action asserting a claim of breach of a fiduciary duty owed to us or any of our shareholders by any of our directors, officers or other employees, (3) any action asserting a claim arising pursuant to any provision of the NCBCA, our amended and restated articles of incorporation or our amended and restated bylaws or (4) any action asserting a claim governed by the internal affairs doctrine, will generally need to be filed in North Carolina and may not be filed in any other jurisdiction. In any such action where the NCBCA specifies the division or county wherein the action must be brought, the action must be brought in such division or county.

Limitations on Directors’ Liability and Indemnification

Sections 55-8-50 through 55-8-58 of the NCBCA permit a corporation to indemnify its directors, officers, employees or agents under either or both a statutory or nonstatutory scheme of indemnification. Under the statutory scheme, a corporation may, with certain exceptions, indemnify a director, officer, employee or agent of the corporation who was, is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative, because of the fact that such person was a director, officer, agent or employee of the corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. This indemnity may include the obligation to pay any judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) and reasonable expenses incurred in connection with a proceeding (including counsel fees), but no such indemnification may be granted unless such director, officer, agent or employee (1) conducted himself in good faith, (2) reasonably believed (a) that any action taken in his official capacity with the corporation was in the best interests of the corporation or (b) that in all other cases his conduct at least was not opposed to the corporation’s best interests, and (3) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Whether a director, officer, employee or agent has met the requisite standard of conduct for the type of indemnification set forth above is determined by the board of directors, a committee of directors, special legal counsel or the shareholders in accordance with Section 55-8-55. A corporation may not indemnify a director, officer, employee or agent under the statutory scheme in connection with a proceeding by or in the right of the corporation in which the person was adjudged liable to the corporation or in connection with a proceeding in which a person was adjudged liable on the basis of having received an improper personal benefit.

In addition to, and separate and apart from the indemnification described above under the statutory scheme, Section 55-8-57 of the NCBCA permits a corporation to indemnify or agree to indemnify any of its directors, officers, employees or agents against liability and expenses (including attorney’s fees) in any proceeding (including proceedings brought by or on behalf of the corporation) arising out of their status as such or their activities in such capacities, except for any liabilities or expenses incurred on account of activities that were, at the time taken, known or believed by the person to be clearly in conflict with the best interests of the corporation.

Further, Sections 55-8-52 and 55-8-56 of the NCBCA require a corporation, unless its articles of incorporation provide otherwise, to indemnify a director or officer who has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which such director or officer was a party. Unless prohibited by the articles of incorporation, a director or officer also may make application and obtain court-ordered indemnification if the court determines that such director or officer is fairly and reasonably entitled to such indemnification.

Finally, Section 55-8-57 of the NCBCA provides that a corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the corporation against certain liabilities incurred by such persons, whether or not the corporation is otherwise authorized by the NCBCA to indemnify such party.

As permitted by the NCBCA, our amended and restated articles of incorporation limit the personal liability of directors for monetary damages for breaches of duty as a director provided that such limitation will not apply to (1) acts or omissions not made in good faith that the director at the time of the breach knew or believed were in conflict with our best interests, (2) any liability for unlawful distributions under Section 55-8-33 of the NCBCA, (3) any transaction from which the director derived an improper personal benefit, or (4) acts or omissions occurring prior to the date the provision became effective. The term “improper personal benefit” does not include a director’s reasonable compensation or other reasonable incidental benefit for or on account of his or her services as one of our directors, officers, employees, independent contractors, attorneys or consultants. In the event that the NCBCA is amended to permit further limitation or elimination of the personal liability of a director, the personal liability of our directors will be limited or eliminated to the fullest extent permitted by the applicable law.

Our amended and restated bylaws require us to indemnify our directors and officers, and permit us to indemnify our employees and agents, to the fullest extent permitted under the NCBCA. Accordingly, we may indemnify our directors, officers, employees and agents in accordance with either the statutory or the non-statutory standards. From time to time, we may enter into indemnification agreements with certain of our directors, officers, employees and agents, and we have entered into indemnification agreements with certain of our directors. We also are required to advance certain expenses (including attorneys’ fees) to our directors and officers and permitted to advance expenses to our employees and agents. We currently maintain directors’ and officers’ insurance policies covering our directors and officers, as permitted in our amended and restated bylaws and required under our indemnification agreements.

We believe that our amended and restated articles of incorporation, amended and restated bylaws, indemnification agreements and insurance are necessary to attract and retain qualified persons to serve as directors and officers.

The limitation of liability and indemnification provisions in our amended and restated articles of incorporation, amended and restated bylaws, and indemnification agreements may discourage shareholders from bringing a lawsuit against directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and other shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers as required or allowed by these indemnification provisions.

At present, we are not aware of any pending litigation or proceeding involving any of our directors or officers in which indemnification is required or permitted and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. Its address is 6201 15th Avenue, Brooklyn, New York 11219, and its telephone number is (212) 936-5100.

Stock Exchange

Our common stock is listed on the NYSE under the symbol “Q.”

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.

EXPERTS

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2013 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of our common stock being offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits to the registration statement. For further information with respect to us and our common stock, you should refer to the registration statement (including this prospectus) and the exhibits to the registration statement and the documents incorporated by reference in this prospectus. Statements contained in this prospectus about the contents of any contract or any other document are not necessarily complete, and in each instance, we refer you to the copy of the contract or other documents filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

We are subject to the informational requirements of the Exchange Act, and in accordance therewith, we file reports and other information with the SEC. You may read and copy the registration statement of which this prospectus is a part, such reports and other information at the SEC’s public reference room, which is located at 100 F Street, NE, Room 1580, Washington, D.C. 20549, on official business days during the hours of 10:00 a.m. to 3:00 p.m. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the SEC’s public reference room. In addition, the SEC maintains an Internet website, which is located at http://www.sec.gov, that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may access the registration statement of which this prospectus is a part and the other reports and information that we have filed with the SEC at the SEC’s Internet website.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with it into our registration statement of which this prospectus is a part, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, except for information “furnished” under Items 2.02, 7.01 or 9.01 on Form 8-K or other information “furnished” to the SEC which is not deemed filed and not incorporated in this prospectus, until the termination of the offering of securities described in the applicable prospectus supplement. We hereby incorporate by reference the following documents:

(a)	our Annual Report on Form 10-K for the year ended December 31, 2013, filed on February 13, 2014;

(b)	our Annual Report on Form 10-K/A (Amendment No. 1) for the year ended December 31, 2013, filed on February 21, 2014;

(c)	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014 filed on May 1, 2014, July 31, 2014 and October 30, 2014, respectively;

(d)	our Current Reports on Form 8-K filed on February 12, 2014, May 12, 2014, May 12, 2014, May 28, 2014 and June 18, 2014; and

(e)	The description of capital stock contained in the Registration Statement on Form 8-A, filed with the SEC on May 2, 2013 (File No. 001-35907) and any amendment or report filed with the SEC for the purpose of updating such description.

We will provide to each person, including any beneficial owners, to whom a prospectus is delivered, upon written or oral request of any such person, a copy of the reports and documents that have been incorporated by reference into this prospectus, at no cost. Any such request should be directed to: Quintiles Transnational Holdings Inc., 4280 Emperor Blvd., Durham, North Carolina 27703, Attention: General Counsel, (919) 998-2000, officeofthegeneralcounsel@quintiles.com. These documents are also available on the Investor Relations section of our website, which is located at http://www.quintiles.com, or as described under “Where You Can Find Additional Information” above. The reference to our website address does not constitute incorporation by reference of the information contained on our website.

Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee	$(1)
FINRA filing fee	$(2)
Fees and expenses of the transfer agent	$(2)
Printing expenses	$(2)
Legal fees and expenses	$(2)
Accounting fees and expenses	$(2)
Miscellaneous	$(2)
Total	$(2)

(1)	Pursuant to Rules 456(b) and 457(r) under the Securities Act, the SEC registration fee is omitted because it will be paid at the time of any particular offering of securities under the registration statement, and is therefore not currently determinable.
(2)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

Sections 55-8-50 through 55-8-58 of the NCBCA permit a corporation to indemnify its directors, officers, employees or agents under either or both a statutory or nonstatutory scheme of indemnification. Under the statutory scheme, a corporation may, with certain exceptions, indemnify a director, officer, employee or agent of the corporation who was, is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative, because of the fact that such person was a director, officer, agent or employee of the corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. This indemnity may include the obligation to pay any judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) and reasonable expenses incurred in connection with a proceeding (including counsel fees), but no such indemnification may be granted unless such director, officer, agent or employee (1) conducted himself in good faith, (2) reasonably believed (a) that any action taken in his official capacity with the corporation was in the best interests of the corporation or (b) that in all other cases his conduct at least was not opposed to the corporation’s best interests, and (3) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Whether a director, officer, employee or agent has met the requisite standard of conduct for the type of indemnification set forth above is determined by the board of directors, a committee of directors, special legal counsel or the shareholders in accordance with Section 55-8-55. A corporation may not indemnify a director, officer, employee or agent under the statutory scheme in connection with a proceeding by or in the right of the corporation in which the person was adjudged liable to the corporation or in connection with a proceeding in which a person was adjudged liable on the basis of having received an improper personal benefit.

In addition to, and separate and apart from the indemnification described above under the statutory scheme, Section 55-8-57 of the NCBCA permits a corporation to indemnify or agree to indemnify any of its directors, officers, employees or agents against liability and expenses (including attorney’s fees) in any proceeding (including proceedings brought by or on behalf of the corporation) arising out of their status as such or their activities in such capacities, except for any liabilities or expenses incurred on account of activities that were, at the time taken, known or believed by the person to be clearly in conflict with the best interests of the corporation.

Further, Sections 55-8-52 and 55-8-56 of the NCBCA require a corporation, unless its articles of incorporation provide otherwise, to indemnify a director or officer who has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which such director or officer was a party. Unless prohibited by the articles of incorporation, a director or officer also may make application and obtain court-ordered indemnification if the court determines that such director or officer is fairly and reasonably entitled to such indemnification.

Finally, Section 55-8-57 of the NCBCA provides that a corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the corporation against certain liabilities incurred by such persons, whether or not the corporation is otherwise authorized by the NCBCA to indemnify such party.

As permitted by the NCBCA, our amended and restated articles of incorporation limit the personal liability of directors for monetary damages for breaches of duty as a director provided that such limitation will not apply to (1) acts or omissions not made in good faith that the director at the time of the breach knew or believed were in conflict with our best interests, (2) any liability for unlawful distributions under Section 55-8-33 of the NCBCA, (3) any transaction from which the director derived an improper personal benefit, or (4) acts or omissions occurring prior to the date the provision became effective. The term “improper personal benefit” does not include a director’s reasonable compensation or other reasonable incidental benefit for or on account of his or her services as one of our directors, officers, employees, independent contractors, attorneys or consultants. In the event that the NCBCA is amended to permit further limitation or elimination of the personal liability of a director, the personal liability of our directors will be limited or eliminated to the fullest extent permitted by the applicable law.

Our amended and restated bylaws require us to indemnify our directors and officers, and permit us to indemnify our employees and agents, to the fullest extent permitted under the NCBCA. Accordingly, we may indemnify our directors, officers, employees and agents in accordance with either the statutory or the non-statutory standards. From time to time, we may enter into indemnification agreements with certain of our directors, officers, employees and agents, and we have entered into indemnification agreements with certain of our directors.

Our amended and restated bylaws and indemnification agreements also expressly obligate us to advance certain expenses (including attorneys’ fees) to our directors and officers and permit us to advance expenses to our employees and agents.

We currently maintain directors’ and officers’ insurance policies covering our directors and officers, as permitted in our amended and restated bylaws and required under our indemnification agreements.

Item 16. Exhibits

(a) Exhibits. See Exhibit Index.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Durham, State of North Carolina, November 4, 2014.

Quintiles Transnational Holdings Inc.

By:	/s/ Thomas H. Pike
Thomas H. Pike
Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Thomas H. Pike and Kevin K. Gordon, and each of them, any of whom may act without joinder of the other, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including a prospectus or an amended prospectus therein and any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Thomas H. Pike Thomas H. Pike	Chief Executive Officer and Director (Principal Executive Officer)	November 4, 2014

/s/ Kevin K. Gordon Kevin K. Gordon	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 4, 2014

/s/ Charles E. Williams Charles E. Williams	Senior Vice President, Corporate Controller (Principal Accounting Officer)	November 4, 2014

/s/ Dennis B. Gillings, CBE Dennis B. Gillings, CBE	Director	November 4, 2014

/s/ Fred E. Cohen Fred E. Cohen	Director	November 4, 2014

SIGNATURE	TITLE	DATE

/s/ John P. Connaughton John P. Connaughton	Director	November 4, 2014

/s/ Jonathan J. Coslet Jonathan J. Coslet	Director	November 4, 2014

/s/ Michael J. Evanisko Michael J. Evanisko	Director	November 4, 2014

/s/ Mireille G. Gillings Mireille G. Gillings	Director	November 4, 2014

/s/ Christopher R. Gordon Christopher R. Gordon	Director	November 4, 2014

/s/ Jack M. Greenberg Jack M. Greenberg	Director	November 4, 2014

/s/ Richard Relyea Richard Relyea	Director	November 4, 2014

/s/ Leonard D. Schaeffer Leonard D. Schaeffer	Director	November 4, 2014

EXHIBIT INDEX

Exhibit Number	Exhibit Description	Filed Herewith	Incorporated by Reference
			Form	File No.	Exhibit	Filing Date

1.1*	Form of Underwriting Agreement.

3.1	Second Amended and Restated Articles of Incorporation of Quintiles Transnational Holdings Inc.		S-1/A	333-186708	3.1	May 6, 2013

3.2	Third Amended and Restated Bylaws of Quintiles Transnational Holdings Inc.	X

4.1	Specimen Common Stock Certificate of Quintiles Transnational Holdings Inc.		S-1/A	333-186708	4.1	April 26, 2013

4.2	Second Amended and Restated Registration Rights Agreement, dated May 14, 2013, among Quintiles Transnational Holdings Inc. and the shareholders identified therein.		8-K	001-35907	4.1	May 15, 2013

5.1	Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.	X

23.1	Consent of PricewaterhouseCoopers LLP.	X

23.2	Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. (included as part of Exhibit 5.1).	X

24.1	Power of attorney (included on the signature pages hereto).	X

*	To be filed, if necessary, by amendment to the Registration Statement or incorporated by reference from documents filed or to be filed with the SEC under the Exchange Act in connection with the offering of the securities.